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                                                                     EXHIBIT 12




                       [LETTERHEAD OF JAPONICA PARTNERS]




VIA FACSIMILE
HIGHLY CONFIDENTIAL

                                                                 August 11, 1994



Frank J. Tasco
Chairman
Borden, Inc.
277 Park Avenue
New York, NY  10172

Dear Frank:

Continuing to review your latest July letter with our advisors. Will respond forthwith.

To reiterate, we are inclined to entertain a materially higher valuation towards maximizing shareholder value if the snack and other remaining targeted businesses are retained.

The on-going sale of assets in order to repay bank loans may reduce the upper range of the Company's "Value Gap" and the potential value recovery by up to $500 million.

As we indicated, our preference is that of a pro-active white knight.



                                          Respectfully,



                                          /s/ Paul
                                          ------------------------
                                          Paul B. Kazarian
                                          Managing Partner

cc:  List